Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-261602 and 333-283879) and Form S-8 (No. 333-250142) of Interlink Electronics, Inc., of our report dated March 26, 2026, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K.

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/s/ LMHS, P.C.

Norwell, MA
March 26, 2026